As filed with the Securities and Exchange Commission on February 8, 2000.

                                                      Registration No. 333-89013
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              SJNB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



               California                              77-0058227
   ----------------------------------             --------------------
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

         One North Market Street
           San Jose, California                          95113
   ----------------------------------             --------------------
         (Address of Principal                        (Zip Code)
           Executive Offices)

                     SARATOGA BANCORP 1982 STOCK OPTION PLAN

                     SARATOGA BANCORP 1994 STOCK OPTION PLAN
               --------------------------------------------------

                            (Full title of the plan)

                                                            Copy to:
           JAMES R. KENNY
President and Chief Executive Officer                 JONATHAN D. JOSEPH, ESQ.
        SJNB Financial Corp.                       Pillsbury Madison & Sutro LLP
      One North Market Street                             P.O. Box 7880
    San Jose, California 95113                        San Francisco, CA 94120
           (408) 947-7562                                (415) 983-1000
-------------------------------------             ------------------------------
   (Name, address and telephone
   number, including area code,
      of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                 Registered                   per Share              Offering Price                    Fee
------------------------------------------------------------------------------------------------------------------------------------

Saratoga Bancorp 1982 Stock Option Plan
   Common Stock                  56,435 (2)                   (1)                   (1)                             (1)

Saratoga Bancorp 1994 Stock Option Plan
   Common Stock                  127,647 (2)                  (1)                   (1)                             (1)

------------------------------------------------------------------------------------------------------------------------------------
(1)  Not applicable.  All filing fees payable in connection with the registration of these securities were paid with the initial filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 (Registration No. 333-89013), filed on
October , 14, 1999, as amended by that certain Pre-Effective Amendment No. 1 filed on October 27, 1999, and as being amended by this post-effective amendment.

(2)  There is also being registered hereunder such additional undetermined number of shares of the Registrant's Common Stock as may be required as a result of stock dividends, stock splits, or other similar adjustments of the Registrant's outstanding Common Stock.
------------------------------------------------------------------------------------------------------------------------------------

        INTRODUCTORY STATEMENT NOT FORMING PART OF REGISTRATION STATEMENT

     SJNB Financial Corp. ("Registrant") hereby amends its Registration Statement on Form S-4 (Registration No. 333-89013) filed on October 14, 1999, as amended by that certain Pre-Effective Amendment No. 1 filed on October 27, 1999, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to an aggregate of 184,082 shares of Common Stock of the Registrant (the "Shares"). The Shares to be registered hereunder are issuable by the Registrant pursuant to options to issue shares assumed by the Registrant pursuant to an Agreement and Plan of Merger, dated as of August 27, 1999 (the "Agreement"), among the Registrant, Saratoga Bancorp and Saratoga National Bank. Such options were originally granted under (i) the Saratoga Bancorp 1982 Stock Option Plan and
(ii) the Saratoga Bancorp 1994 Stock Option Plan, each as amended to date (collectively, the "Plans"). Pursuant to the Agreement, Saratoga Bancorp will be merged (the "Merger") with and into San Jose National Bank, a wholly-owned subsidiary of the Registrant. Options to purchase Saratoga Bancorp Common Stock granted under the Plans and outstanding immediately prior to the completion of the Merger shall become options to purchase the Common Stock of the Registrant at the effective time of the Merger.

     Pursuant to its Registration Statement on Form S-4, as amended, Registrant registered 1,367,152 shares of its Common Stock, representing the number of shares of its Common Stock issuable in connection with the Agreement in exchange for Saratoga Bancorp Common Stock, assuming exercise of all then outstanding options to purchase Saratoga Bancorp Common Stock. The designation of this Post-Effective Amendment No. 1 as Registration No. 333-89013 denotes that this Post-Effective Amendment No. 1 relates only to an aggregate of 184,082 shares of Common Stock of the Registrant issuable upon conversion of options granted under the Plans listed above and that this is the first post-effective amendment to the Form S-4.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be provided to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.

     The  following  documents  filed  by  Registrant  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarters ending March 31, 1999, June 30, 1999 and September 30, 1999;

     (3) All other reports of the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998;

     (4) The description of the Registrant's Common Stock contained in the Registration Statement (and past and future amendments thereto) for such stock filed under Section 12 of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Article V of the Registrant's Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the Registrant and its shareholders. Article VI of the Registrant's Bylaws provides for mandatory indemnification of each director to the maximum extent permitted by the California General Corporation Law.

     The Registrant maintains a directors' and officers' liability insurance policy that indemnifies the Registrant's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the registrant to the maximum extent permitted by the California General Corporation Law.

Item 7.        Exemptions from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

5.1            Opinion of Pillsbury Madison & Sutro LLP.

23.1           Consent of KPMG LLP, Independent Auditors.

23.2           Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
               5.1).

24.1-24.20     Powers of Attorney

Item 9.        Undertakings.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by  section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 7, 2000.

                                                           SJNB FINANCIAL  CORP.


                                               By /s/ James R. Kenny
                                                  ------------------------------
                                                  Name:James R. Kenny
                                                  Title: President and
                                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 7, 2000, by or on the behalf of the following persons in the capacities indicated with the registrant.

Signature                              Title
---------                              -----


      /s/ James R. Kenny
-----------------------------------    President and Chief Executive Officer
       James R. Kenny                  Principal Executive Officer) and Director

      /s/ Eugene E. Blakelsee          Executive Vice President and Chief
-----------------------------------    Financial Officer (Principal Financial
      Eugene E. Blakeslee              and Accounting Officer)


      /s/ Ray S. Akamine*              Director
-----------------------------------
      Ray S. Akamine


      /s/ Robert A. Archer*            Chairman and Director
-----------------------------------
      Robert A. Archer


      /s/ Albert V. Bruno*             Director
-----------------------------------
      Albert V. Bruno


      /s/ Rod Diridon*                 Director
-----------------------------------
      Rod Diridon


      /s/ F. Jack Gorry*               Director
-----------------------------------
      F. Jack Gorry


      /s/ Arthur K. Lund*              Director
-----------------------------------
      Arthur K. Lund


      /s/ Louis Oneal*                 Director
-----------------------------------
      Louis Oneal


      /s/ Diane P. Rubino*             Director
-----------------------------------
      Diane Rubino


      /s/ Douglas L. Shen*             Director
-----------------------------------
      Douglas L. Shen


      /s/ Gary S. Vandeweghe*          Director
-----------------------------------
      Gary S. Vendeweghe


*By:

      /s/ James R. Kenny               Attorney-in-Fact
-----------------------------------
      James R. Kenny
      Attorney-in-Fact

INDEX TO EXHIBITS


Exhibit
Number                   Exhibit
-------                  -------
  5.1                    Opinion of Pillsbury Madison & Sutro LLP.

 23.1                    Consent of KPMG LLP, Independent Auditors.

 23.2                    Consent of Pillsbury Madison & Sutro LLP (included in
                         Exhibit 5.1).

*24.1                    Powers of Attorney
-----------

* Filed previously